Exhibit 99.1

GCA Announces

Appointment of Ram Chary as Chief Executive Officer

Effective January 27, 2014

LAS VEGAS, NV — January 27, 2014 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE: GCA), a global provider of innovative cash access, cash handling solutions and business intelligence services for gaming establishments, today announced Ram Chary has been appointed as the Chief Executive Officer of the Company and as a Class III director to the Board of Directors of the Company.  David Lopez resigned from his role as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company, effective as of January 27, 2014, to pursue a new career opportunity.

From 2007 to 2013, Mr. Chary served in various roles at Fidelity National Information Services, Inc., most recently as an Executive Vice President of Global Commercial Services.  Mr. Chary previously led the technology division of Fidelity National Information Services, Inc., a banking and payments technology company.  Prior to joining Fidelity National Information Services Inc., Mr. Chary led the Professional Services organization of eFunds Corporation, a payments services company.   Prior to eFunds, Mr. Chary worked at IBM Global Services in infrastructure outsourcing and technology consulting.

“Ram has a proven track record in growing retail payments and financial services businesses. The Board of Directors and I have the highest confidence in his leadership skills and capabilities and look forward to a bright future of growth and success for GCA.” said E. Miles Kilburn, Chairman of the Board.

2013 Outlook

The Company reaffirms its Adjusted EBITDA and Cash EPS estimates for the year ended December 31, 2013 as previously disclosed in its Current Report filed on Form 8-K on November 5, 2013 with the Securities and Exchange Commission.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation our belief that the upcoming succession of our Chief Executive Officer will be seamless.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 12, 2013, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to approximately 1,000 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card transactions, check verification and warranty services, and Western Union money transfers. GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. GCA also provides online payment processing services for States that offer intra-state internet-based gaming and lottery activities.  More information is available at GCA’s website at http:\\www.gcainc.com.

CONTACT:                               Investor Relations

702-855-3006

ir@gcamail.com

SOURCE: Global Cash Access Holdings, Inc.